                           CERTIFICATE OF AMENDMENT TO
                         THE CERTIFICATE OF DESIGNATION

                                     OF THE

                 13 1/2% SERIES A SENIOR REDEEMABLE CONVERTIBLE
                           CUMULATIVE PREFERRED STOCK
                           ($.01 PAR VALUE PER SHARE)

                                     AND THE

                 13 1/2% SERIES B SENIOR REDEEMABLE CONVERTIBLE
                           CUMULATIVE PREFERRED STOCK
                           ($.01 PAR VALUE PER SHARE)

                                       OF

                             HARVEYS CASINO RESORTS

                             -----------------------

                       PURSUANT TO SECTION 78.1955 OF THE
                             NEVADA REVISED STATUTES

                             -----------------------


     Harveys Casino Resorts, a corporation organized under the laws of the State of Nevada (the "Company"), by its president and secretary does hereby certify:

     1. That the board of directors of the Company adopted the following resolution by unanimous written consent dated as of the 7 day of February, 2000, with the same force and effect as if it were approved and adopted at a duly constituted meeting of the board of directors, declaring that the following change and amendment to the Certificate of Designation is advisable.

     2. RESOLVED that Section 6(a) of said Certificate of Designation be amended to read as follows:

     "Section 6. CONVERSION.

          (a) Each share of Series A Preferred Stock shall be convertible at the option of Colony HCR Voteco, LLC, a Delaware limited liability company ("Voteco"), Colony Investors III, L.P., a Delaware limited partnership ("Colony III") and Colony Capital, Inc., a Delaware corporation ("Colony Capital"), and their respective Affiliates, and such right of conversion shall only vest in and be exercisable by Voteco, Colony III, Colony Capital, and their respective Affiliates, at any time on or prior to February 1, 2002 into the amount of validly issued, fully paid and nonassessable shares of Class A Common Stock, par value $.01 per share, determined in accordance with Subsections 6(e) and 6(f) below. Each share of Series B Preferred Stock shall be convertible at the option of Colony III, Colony Capital, and their respective Affiliates, and such right of conversion shall only vest in and be exercisable by Colony III, Colony Capital, and their respective Affiliates, at any time on or prior to February 1, 2002 into the amount of validly issued, fully paid and nonassessable shares of Class B Common Stock, par value $.01 per share, determined in accordance with Subsections 6(e) and 6(f) below. Common Stock of the class into which shares of Preferred Stock may be converted pursuant to this Subsection 6(a) is hereinafter referred to as 'CORRESPONDING COMMON STOCK.'"

     3. That the amendment to Section 6(a) of the Certificate of Designation as described immediately above has been approved by the unanimous consent of the holders of shares of 13 1/2% Series A Senior Redeemable Convertible Cumulative Preferred Stock, par value $.01 per share, of the Company, which constitute all of the stockholders required to approve such an amendment pursuant to the terms of the Certificate of Designation.

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

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its president and secretary this 7 day of February, 2000.


                                            /s/ Charles W. Scharer
                                            ------------------------------------
                                            Charles W. Scharer
                                            President



                                            /s/ John J. McLaughlin
                                            ------------------------------------
                                            John J. McLaughlin
                                            Secretary

State of Nevada            )
                           :       ss
County of Douglas          )

     This instrument was acknowledged before me on 2/7, 2000, by CHARLES W. SCHARER as President of HARVEYS CASINO RESORTS, a Nevada corporation.


                                                     Connie M. Friedman
                                                     ---------------------------
                                                     NOTARY PUBLIC

State of Nevada            )
                           :       ss
County of Douglas          )


     This instrument was acknowledged before me on 2/7, 2000, by JOHN J. MCLAUGHLIN as Secretary of HARVEYS CASINO RESORTS, a Nevada corporation.


                                                     Connie M. Friedman
                                                     ---------------------------
                                                     NOTARY PUBLIC

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